CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-58135, 333-43047, 333-31569, 333-31571, 333-103528, 333-129615, 333-152884, 333-209476, 333-223723, 333-257503, 333-265508, 333-276550, 333-276551, and 333-276552) of Sinclair, Inc. of our report dated February 27, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
February 27, 2026